EXHIBIT 99.1


BLUE HOLDINGS, INC. REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

COMMERCE,   Calif.--(BUSINESS   WIRE)--August  8,  2006--Blue   Holdings,   Inc.
(NASDAQ:BLUE - News):

         o        Net sales increase 167% to $15.2 million
         o        Net income increase 68% to $1.7 million

Blue  Holdings,   Inc.  (NASDAQ:BLUE  -  News)  a  designer,   manufacturer  and
distributor of high-end fashion jeans and denim apparel, today announced financial results for the three and six months ended June 30, 2006.

THREE MONTHS ENDED JUNE 30, 2006

Net sales for the second quarter of 2006 were $15.2 million, a 167% increase over the $5.7 million reported in the prior year period. Net income for the quarter was $1.7 million versus net income of $1.0 million for the second quarter of 2005. Basic and diluted earnings per share were $0.07 on 26.1 million weighted average shares outstanding versus $0.04 on the same number of shares for the second quarter of 2005.

Blue Holdings' gross profit increased to $7.4 million (or 48.9% of net sales) in the second quarter of 2006 compared to $3.6 million (or 63.4% of net sales) in the prior year period.

Selling, distribution and administrative expenses were $4.3 million in the quarter, up from $2.0 million in the prior year period. Operating expenses, as a percentage of sales, decreased to 28.5% as compared to 34.4% in the prior year period. The rate of decrease was primarily due to the increase in sales and better utilization of our fixed costs.

SIX MONTHS ENDED JUNE 30, 2006

For the six months ended June 30, 2006, Blue Holdings, Inc. net sales were $27.1 million. Net income was $2.4 million, or $0.09 per basic and diluted share based on 26.1 million weighted average shares outstanding. Gross profit for the six months ended June 30, 2006 was $13.4 million or 49.4% of sales.

 "We continued to make excellent progress in the second quarter as evidenced by our tremendous sales and earnings growth from the prior year," said Paul Guez, Chairman, Chief Executive Officer and President of Blue Holdings, Inc. "In June, we rang the NASDAQ opening bell celebrating the Company's listing on the NASDAQ capital market and signed a definitive merger agreement to acquire Up Against the Wall. In addition, we continued to see strong product sell-throughs, in particular from our Taverniti and Antik brands. We expect our business to accelerate in the second half of the year and are excited about the many opportunities that lie ahead."

2006 OUTLOOK

The Company expects 2006 net sales to be in the range of $60 million to $70 million, consistent with its prior outlook.

Conference Call

Blue Holdings, Inc. will host a conference call today, August 8, 2006 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The call will be hosted by Paul Guez, the Company's President and Chief Executive Officer, and Patrick Chow, the Company's Chief Financial Officer. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.blueholdings.com. For those who are not available to listen to the live broadcast, the call will be archived on Blue Holdings' investor website for 90 days.

About Blue Holdings, Inc.

Blue Holdings, Inc., directly and through its wholly-owned subsidiary, Antik Denim, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories with a western flair under the "Antik Denim" "Yanuk", "Taverniti So Jeans", and "U" brands, both in the United States and internationally. Blue Holdings currently sells men's and women's styles and is in the process of launching a children's line. Antik Denim and Yanuk jeans are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings' concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.


Forward-Looking Statements

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. EXAMPLES OF FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE INCLUDE STATEMENTS RELATED TO BLUE HOLDINGS' ANTICIPATED RESULTS IN 2006. FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNRELIABLE AND ACTUAL RESULTS MAY DIFFER MATERIALLY. FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE SUCH FACTORS AS MAY BE DETAILED FROM TIME TO TIME IN BLUE HOLDINGS' FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. BLUE HOLDINGS UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CONTACT:
Blue Holdings, Inc.
Patrick Chow, CFO  323-725-5555
patrick.chow@blueholdings.com

Integrated Corporate Relations
310-954-1100
Andrew Greenebaum
andrew.greenebaum@icrinc.com
or
Patricia Dolmatsky
patricia.dolmatsky@icrinc.com


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


       BLUE HOLDINGS INC. (FORMERLY KNOWN AS MARINE JET TECHNOLOGY CORP.)
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    AS OF JUNE 30, 2006 AND DECEMBER 31, 2005

           ASSETS                                        June 30,   December 31,
                                                           2006          2005
                                                       -----------   -----------
                                                       (Unaudited)
Current assets:
   Cash ............................................   $   107,564   $   228,127
   Due from factor, net of reserves of $130,430
      and $96,849, respectively ....................       763,379       693,474
   Accounts receivable, net of reserves of
      $529,659 and $484,421, respectively:
        - Purchased by factor with recourse ........     9,095,574     4,287,163
        - Others ...................................       188,417         2,504
   Due from related parties ........................          --          15,974
   Inventories .....................................    13,275,707     9,925,162
   Deferred income taxes ...........................       861,514       492,574
   Prepaid expenses and other current assets .......       535,098       351,919
                                                       -----------   -----------
      Total current assets .........................    24,827,253    15,996,897


   Deferred income taxes ...........................     1,667,266     1,671,135
   Deferred acquisition costs ......................       236,619          --
   Property and equipment, less accumulated
      depreciation .................................       486,294       198,927
                                                       -----------   -----------
Total assets .......................................   $27,217,432   $17,866,959
                                                       ===========   ===========

       LIABILITIES AND EQUITY

Current liabilities:
   Bank overdraft ..................................   $      --     $   616,020
   Accounts payable ................................     3,641,751     2,911,598
   Short-term borrowings ...........................     8,007,105     4,583,936
   Due to related parties ..........................     1,038,337       372,311
   Advances from majority shareholder ..............     2,519,106        96,875
   Income taxes payable ............................       826,523       650,468
   Accrued expenses and other current
      liabilities ..................................       524,155       599,166
                                                       -----------   -----------
      Total current liabilities ....................    16,556,977     9,830,374
                                                       -----------   -----------

Stockholders' equity:
   Common stock $0.001 par value,
    75,000,000 shares authorized,
    26,057,200 shares issued and outstanding .......        26,057        26,057
   Additional paid-in capital ......................     5,225,950     4,996,752
   Retained earnings ...............................     5,408,448     3,013,776
                                                       -----------   -----------
      Total stockholders' equity ...................    10,660,455     8,036,585
                                                       -----------   -----------
Total liabilities and stockholders' equity .........   $27,217,432   $17,866,959
                                                       ===========   ===========


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


       BLUE HOLDINGS INC. (FORMERLY KNOWN AS MARINE JET TECHNOLOGY CORP.)
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005

                                                            THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                 JUNE 30,                    JUNE 30,
                                                         -------------------------   -------------------------
                                                            2006          2005          2006          2005
                                                         -----------   -----------   -----------   -----------
Net sales ............................................   $15,180,652   $ 5,681,614   $27,058,531   $10,691,047

Cost of goods sold ...................................     7,752,299     2,081,363    13,680,915     5,428,182
                                                         -----------   -----------   -----------   -----------

Gross profit .........................................     7,428,353     3,600,251    13,377,616     5,262,865

Selling, distribution & administrative expenses ......     4,322,680     1,956,741     8,923,087     3,152,506
                                                         -----------   -----------   -----------   -----------

Income before interest expense, expenses relating to
   exchange transaction and provision for income taxes     3,105,673     1,643,510     4,454,529     2,110,359

Interest expense .....................................       214,449         7,588       385,762         7,588


Expenses relating to exchange transaction ............          --         477,617          --         477,617
                                                         -----------   -----------   -----------   -----------

Income before provision for income taxes .............     2,891,224     1,158,305     4,068,767     1,625,154


Provision for income taxes ...........................     1,176,728       135,484     1,674,095       136,284
                                                         -----------   -----------   -----------   -----------

Net income ...........................................   $ 1,714,496   $ 1,022,821   $ 2,394,672   $ 1,488,870
                                                         ===========   ===========   ===========   ===========

Earnings per common share, basic and diluted .........   $      0.07   $      0.04   $      0.09   $      0.06
                                                         ===========   ===========   ===========   ===========

Weighted average shares outstanding, basic and diluted    26,057,200    26,057,200    26,057,200    26,057,200
                                                         ===========   ===========   ===========   ===========


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